UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in a Form 8-K filed March 5, 2014, at the Company’s 2014 Annual Stockholders’ Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation implementing a proposal to declassify the Company’s Board of Directors, as described in the proxy statement for the meeting. As such, the Company filed its Second Amended and Restated Certificate of Incorporation on April 28, 2014.

In addition, as disclosed in the Company’s proxy statement for the 2014 annual meeting, the Board of Directors committed to amend the Company’s bylaws to implement the declassification proposal if the proposal to amend the Amended and Restated Certificate of Incorporation was approved by the stockholders. As such, the Board of Directors approved the Company’s Second Amended and Restated Bylaws on April 24, 2014.

The Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

3.1	Second Amended and Restated Certificate of Incorporation of TransDigm Group Incorporated, filed with the Delaware Secretary of State on April 28, 2014.

3.2	Second Amended and Restated Bylaws of TransDigm Group Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: April 28, 2014

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of TransDigm Group Incorporated, filed with the Delaware Secretary of State on April 28, 2014.

3.2	Second Amended and Restated Bylaws of TransDigm Group Incorporated